UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 12, 2012
Date of Earliest Event Reported:  April 9, 2012
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MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11419 Sunset Hills Road, Reston, Virginia	20190-5207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

 On April 9, 2012 MAXIMUS, Inc. (“Company”) signed a definitive Agreement and Plan of Merger (“Agreement”) to acquire 100% of the stock of PSI Services Holding Inc. and its wholly-owned subsidiary, Policy Studies Inc. (collectively “PSI”) for a cash purchase price of $67 million.  The acquisition is anticipated to close on April 30, 2012.  Under the terms of the Agreement, which contains customary representation and warranties, the purchase price is subject to adjustment based on PSI’s closing date working capital.

The completion of the acquisition is subject to certain conditions, including among others, (1) the parties’ compliance with their respective obligations under the Agreement and their obtaining of certain consents, (2) the accuracy of the representations and warranties made by the parties, subject to certain materiality exceptions and (3) the absence of certain material adverse events with respect to the business being acquired.  The parties may terminate the Agreement by mutual consent, or either party may terminate the Agreement if the transaction has not closed by July 31, 2012.

On April 12, 2012, the Company issued a press release announcing the Agreement.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 8.01 above.
Exhibit No.	Description

99.1	Press release dated April 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date:	April 12, 2012	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 12, 2012